Exhibit 99.1

FOR IMMEDIATE RELEASE
March 13, 2017

HealthWarehouse.com Reports 4Q and Full Year 2016 Results
Online and mail-order pharmacy year-over-year net sales grow 48% and exceed $10M

CINCINNATI-- – (BUSINESS WIRE) -- -HealthWarehouse.com, Inc. (OTCQB: HEWA) announced today that its net sales for 2016 increased 48% to $10.4 million compared to $7.0 million in 2015.
HealthWarehouse.com is a Verified Internet Pharmacy Practice Sites (VIPPS) and Vet-VIPPS accredited online and mail-order pharmacy licensed and/or authorized in all 50 states.  The Company attributed its 2016 sales performance to growth in core consumer prescription and over-the-counter product sales.  For the year ended December 31, 2016, net sales increased 48% versus 2015. Total orders increased 78% from 150,322 orders in 2015 to 268,334 orders in 2016.
"Jeff Holtmeier and his team implemented a series of process improvements that have positively impacted core operations," said John Pauly, the Company's Chief Operating Officer and Interim President and CEO.  "Value and excellent customer service is driving our rapid revenue growth. Our continued growth and effective cost management have brought the Company to EBITDA positive in Q4. We are only scratching the surface of this $51 billion dollar market. We are preparing for continued growth in 2017."
The Company reported a net loss of $96,944 for the quarter ended December 31, 2016, which included $66,348 of nonrecurring annual meeting proxy and solicitation costs and severance expense for departing executives. The net loss was $86,665 less than the $183,609 net loss during the fourth quarter of 2015. The net loss for the year ended December 31, 2016 was $1,408,203 compared to a $626,682 net loss for the year ended December 31, 2015. The 2016 results include $854,651 of nonrecurring expenses mentioned above.
In the fourth quarter of 2016, Adjusted EBITDA was $134,189, versus negative EBITDA of $23,511 for the same period of 2015. Adjusted EBITDA and EBITDA are non-GAAP financial measures and a reconciliation to the GAAP measures is provided below. For the year ended December 31, 2016, Adjusted EBITDA was $42,230 compared to $86,151 for the year 2015.
"Our employees' provide the impetus for our continued growth," said John Pauly. "At HealthWarehouse our customer service and pharmacy staff help consumers navigate the complex world of prescription drug pricing. Our transparent pricing and other cost saving strategies eliminate confusion and help lower out-of-pocket costs for our customers."
2016 Overview:
Net Sales: Total net sales were $10,384,893 for the year ended December 31, 2016 compared to $7,018,137 in   2015, an increase of $3,366,756 or 48%.  Core consumer prescription sales were $7,999,818 for the year ended December 31, 2016 as compared to $5,021,382 in 2015, an increase of $2,978,436 or 59%. Over-the-counter net sales grew 59% to $1,959,602 as compared to $1,229,231 in 2015. The growth in both categories has been aided by increased consumer awareness partially a result of being featured in two prominent national magazines.

Gross Profit: Gross profit for the year ended December 31, 2016 was $6,737,460, a $2,265,715 or 51% increase over the same period in 2015 due to sales growth, improved procurement practices, fulfillment process enhancements and better cost controls.
SG&A Expenses: SG&A expenses were $8,026,636 for the year ended December 31, 2016, which included $854,651 of nonrecurring annual meeting, proxy & solicitation costs and severance expenses. Excluding these nonrecurring costs, SG&A increased $2,281,705 or 47% as compared to the year 2015.  Increases in 2016 resulted from executive compensation, increase in headcount, freight, and other volume-related expenses.
HEALTHWAREHOUSE.COM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net sales	$2,916,139	$1,845,163	$10,384,893	$7,018,137

Cost of sales	968,435	692,685	3,647,433	2,546,392

Gross profit	1,947,704	1,152,478	6,737,460	4,471,745

Selling, general and administrative expenses	2,017,610	1,284,404	8,026,636	4,890,280

Loss from operations	(69,906)	(131,926)	(1,289,176)	(418,535)

Interest expense	27,038	51,683	119,027	208,147

Net loss	(96,944)	(183,609)	(1,408,203)	(626,682)

Preferred stock:
Series B convertible contractual dividends	(85,558)	(79,972)	(342,233)	(319,854)

Net loss attributable to common stockholders	$(182,502)	$(263,581)	$(1,750,436)	$(946,536)

Per share data:
Net loss – basic and diluted	$(0.00)	$(0.01)	$(0.03)	$(0.02)
Series B convertible contractual dividends	(0.00)	(0.00)	(0.01)	(0.01)

Net loss attributable to common stockholders - basic and diluted	$(0.00)	$(0.01)	$(0.04)	$(0.03)

Weighted average common shares outstanding - basic and diluted	42,582,613	37,585,836	39,743,032	37,574,278

Reconciliation of Net Loss (GAAP) to Adjusted EBITDA (Non-GAAP)
	Three Months Ended		Year Ended
	December 31,		December 31,
(Unaudited)	2016	2015	2016	2015

Net loss	$(96,944)	$(183,609)	$(1,408,203)	$(626,682)
Non-GAAP adjustments:
Interest expense	27,038	51,683	119,027	208,147
Depreciation and amortization	24,405	46,163	149,553	184,320
Stock-based compensation	113,342	62,252	327,202	320,366
Proxy solicitation costs	30,181	-	578,484	-
Severance	36,167	-	276,167	-

Adjusted EBITDA	$134,189	$(23,511)	$42,230	$86,151
About HealthWarehouse.com
HealthWarehouse.com, Inc. (OTCQB:HEWA) is a trusted VIPPS accredited online pharmacy based in Florence, Kentucky. The Company is focused on the growing out of pocket prescription market, which is expected to grow to over $51 billion in 2017. With a mission to provide affordable healthcare to every American by focusing on technology that is revolutionizing prescription delivery, HealthWarehouse.com has become the largest VIPPS accredited online pharmacy in the United States. HealthWarehouse.com is licensed in all 50 states and only sells drugs that are FDA -approved and legal for sale in the United States. Visit HealthWarehouse.com online at http://www.HealthWarehouse.com.

Forward--Looking Statements
This announcement and the information incorporated by reference herein contain "forward -looking statements" as defined in federal securities laws including but not limited to Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, which statements are based on our current expectations, estimates, forecasts and projections. Statements that are not historical facts, including statements about the beliefs, expectations and future plans and strategies of the Company, are forward-looking statements. Actual results may differ materially from those expressed in forward looking statements or in management's expectations. Important factors which could cause or contribute to actual results being materially and adversely different from those described or implied by forward looking statements include, among others, risks related to competition, management of growth, access to sufficient capital to fund our business and our growth, new products, services and technologies, potential fluctuations in operating results, international expansion, outcomes of legal proceedings and claims, fulfillment center optimization, seasonality, commercial agreements, acquisitions and strategic transactions, foreign exchange rates, system interruption, cyber-attacks, access to sufficient inventory, government regulation and taxation, payments and fraud. More information about factors that potentially could affect HealthWarehouse.com's financial results is included in HealthWarehouse.com's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10--K and subsequent filings.

Use of Non--GAAP Financial Measures
HealthWarehouse.com, Inc. (the "Company") prepares its consolidated financial statements in accordance with the United States generally accepted accounting principles ("GAAP"). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA, which is commonly used. In addition to adjusting net loss to exclude interest, depreciation and amortization, Adjusted EBITDA also excludes stock issued for services, and certain other nonrecurring charges. Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company`s performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other shareholders an additional view of the Company`s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company's financial results.
Adjusted EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the Company`s performance.

Contact: John Pauly, (800) 748-7001